Exhibit 99.1

Ocean Power Technologies Completes Long Term Testing of Next Generation PowerBuoy®

Exceeds four months of deployment with Merrows™ equipped system

MONROE TOWNSHIP, NJ, September 5, 2024 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it has completed more than four months of offshore testing of its Next Generation PowerBuoy® (“PB”) in the Atlantic Ocean off New Jersey. The solar and wind power equipped Next Generation PB was equipped with OPT’s proprietary Artificial Intelligence capable Merrows™ suite of solutions. The system maintained 100% data uptime and the state of charge of the batteries remained over 90% throughout the deployment. During the deployment, several Intelligence, Surveillance, and Reconnaissance demonstrations for potential customers were completed.

Having operated offshore during Hurricane Ernesto and Tropical Storm Debby, the system is now back at the OPT facility for integration of the subsea connectors and AT&T’s 5G system that are part of the previously announced deployment for the Naval Postgraduate School in Monterrey. Once all permits are received and factory acceptance testing is complete, the system will be moved to California for installation.

Philipp Stratmann, CEO and President of OPT, expressed his enthusiasm about this milestone, stating, “We are thrilled to announce the successful completion of offshore testing for our solar and wind power capable Next Generation PowerBuoy®, which forms the backbone of our AI-capable Merrows ocean intelligence platform. Achieving 100% data uptime during testing is a testament to the robustness and reliability of our technology, designed to operate in the most challenging marine environments. We are excited to take the next step and deliver this groundbreaking system to NPS , marking a significant milestone in advancing sustainable ocean monitoring solutions.”

For additional information about OPT and its services, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking marine solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continuing success of the Next Generation PowerBuoy®, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com